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As filed with the Securities and Exchange Commission on July 20, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adeptus Health Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8060 (Primary Standard Industrial Classification Code Number)	46-5037387 (I.R.S. Employer Identification Number)

2941 Lake Vista Drive
Lewisville, Texas 75067
Telephone: (972) 899-6666
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy L. Fielding
Chief Financial Officer
2941 Lake Vista Drive
Lewisville, Texas 75067
Telephone: (972) 899-6666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)	(2)

(1)
Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of Class A common stock is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of securities that may be issued as a result of a stock split, stock dividend, recapitalization or other similar adjustment.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis based on the aggregate offering price of our Class A common stock to be offered in one or more offerings to be made hereunder.

PROSPECTUS

Adeptus Health Inc.

Class A Common Stock

        We may offer and sell shares of our Class A common stock from time to time. We will determine when we sell our Class A common stock, which may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our Class A common stock. If any agents, dealers or underwriters are involved in the sale of any of our Class A common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our Class A common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, one or more selling stockholders to be named in a prospectus supplement hereto may offer and sell our Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time that we or any selling stockholders sell shares of our Class A common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus if required. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the Class A common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such shares of our Class A common stock. The selling stockholders will receive all of the proceeds from any sales of our Class A common stock owned by them. We will not receive any proceeds from the sale of our Class A common stock by selling stockholders. We may bear a portion of the expenses of the offering of our Class A common stock by one or more selling stockholders, except that the selling stockholders may pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares of our Class A common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in shares of our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "ADPT."

        Investing in shares of our Class A common stock involves risks. You should refer to and consider the information included in the section titled "Risk Factors" on page 2 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2015

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder has authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we and/or one or more selling stockholders, if applicable, may, from time to time, offer and/or sell shares of our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that we and/or one or more selling stockholders may offer. Each time we sell Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Information Incorporated by Reference" and any additional information described under the heading "Where You Can Find More Information" before making an investment in our Class A common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the headings "Information Incorporated by Reference" and "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act of 1933, or the Securities Act, and Section 3(a)(80) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to Section 102 of the Jumpstart Our Business Startups Act, or the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from the documents incorporated by reference herein. We previously opted out of the extended transition period with respect to new or revised accounting standards and, as a result, we comply with any such new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards was irrevocable. We may avail ourselves of these provisions until December 31, 2015, after which we will cease to be an emerging growth company.

        Unless we state otherwise or the context otherwise requires, the terms "Adeptus Health," "Adeptus," "we," "us," "our" and the "Company" refer to Adeptus Health Inc. and its consolidated subsidiaries after giving effect to the Reorganization Transactions (as defined herein) completed in connection with our initial public offering, as described under "Our Company"; prior to the consummation of the Reorganization Transactions and the completion of our initial public offering, these terms refer to Adeptus Health LLC, a Delaware limited liability company through which we are currently conducting our operations and its consolidated subsidiaries.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events, development and results with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words in connection with a discussion of future operating or financial performance. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under the heading "Risk Factors" and elsewhere in this prospectus and under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on February 27, 2015, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

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  our ability to implement our growth strategy;

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  our ability to maintain sufficient levels of cash flow to meet growth expectations;

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  our ability to protect our brand;

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  federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations;

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  our ability to locate available facility sites on terms acceptable to us;

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  competition from hospitals, clinics and other emergency care providers;

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  our dependence on payments from third-party payors;

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  our ability to source and procure new products and equipment to meet patient preferences;

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  our reliance on Medical Properties Trust and the Master Funding and Development Agreements;

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  disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs;

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  our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms;

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  significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities;

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  significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements;

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  material changes in Internal Revenue Service, or the IRS, revenue rulings, case law or the interpretation of such rulings;

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  shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations;

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  the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts;

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  the fact that we are subject to significant malpractice and related legal claims;

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  the growth of patient receivables or the deterioration in the ability to collect on those accounts;

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  the impact on us of Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA, which represents a significant change to the healthcare industry; and

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  ensuring our continued compliance with the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which could require us to expend significant resources and capital.

        Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in the documents incorporated by reference herein. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or incorporated by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

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OUR COMPANY

        This summary highlights selected information contained elsewhere in this prospectus or documents incorporated by reference herein, but it does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled "Risk Factors" and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of our Class A common stock.

Company Overview

        We are a patient-centered healthcare organization providing emergency medical care through the largest network of independent freestanding emergency rooms in the United States and partnerships with leading healthcare systems. We have experienced rapid growth in recent periods, growing from 14 freestanding facilities at the end of 2012 to 26 freestanding facilities at the end of 2013, and to 68 freestanding facilities as of June 30, 2015. We operate facilities currently located in the: (i) Houston, Dallas/Fort Worth, San Antonio and Austin, Texas markets; (ii) Colorado Springs and Denver, Colorado markets; and (iii) Phoenix, Arizona market, which includes a full service, licensed general hospital. Each of the facilities opened in 2014 and 2015 were newly constructed.

        Since our founding in 2002, our mission has been to address the need within our local communities for immediate and convenient access to quality emergency care in a patient-friendly, cost-effective setting. We believe we are transforming the emergency care experience with a differentiated and convenient care delivery model which improves access, reduces wait times and provides high-quality clinical and diagnostic services on-site. Our facilities are fully licensed and provide comprehensive emergency care with an acuity mix that we believe is comparable to hospital-based emergency rooms.

        For a description of our business, financial condition, results of operations and other important information regarding Adeptus, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Information Incorporated by Reference" and "Where You Can Find More Information."

        Adeptus Health Inc. was incorporated as a Delaware corporation on March 7, 2014 for the purpose of conducting our initial public offering, which was completed on June 30, 2014. In connection with the initial public offering, we completed a reorganization (the "Reorganization Transactions"), which among other things, resulted in Adeptus Health Inc. becoming a holding company with its sole material asset being a controlling equity interest in Adeptus Health LLC. As the sole managing member of Adeptus Health LLC, Adeptus Health Inc. operates and controls all of the business and affairs of Adeptus Health LLC and, through Adeptus Health LLC and its subsidiaries, conducts our business. Adeptus Health Inc. owns 100% of the voting rights of Adeptus Health LLC, and therefore has control over Adeptus Health LLC.

 RISK FACTORS

        The purchase and holding of our Class A common stock involves various risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on February 27, 2015, which are incorporated by reference herein, as such factors may be updated from time to time in our periodic filings with the SEC, and all of the other information included or incorporated by reference in this prospectus when acquiring or holding our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        In the case of a sale of shares of our Class A common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our Class A common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

 DIVIDEND POLICY

        We do not currently plan to pay a dividend on our Class A common stock. The declaration, amount and payment of any future dividends on shares of our Class A common stock will be at the sole discretion of our board of directors.

        Adeptus Health Inc. is a holding company and has no material assets other than its ownership of limited liability company units of Adeptus Health LLC, or LLC Units. In the event that we do pay a dividend, we intend to cause Adeptus Health LLC to make distributions to us in an amount sufficient to cover such dividend. If Adeptus Health LLC makes such distributions to us, the other holders of LLC Units will also be entitled to receive distributions pro rata in accordance with the percentages of their respective LLC Units.

        Our Senior Secured Credit Facility limits the ability of Adeptus Health LLC to pay distributions to us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations and Commitments—Senior Secured Credit Facility" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein.

        Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, Adeptus Health LLC is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Adeptus Health LLC (with certain exceptions) exceed the fair value of its assets. Subsidiaries of Adeptus Health LLC are generally subject to similar legal limitations on their ability to make distributions to Adeptus Health LLC.

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment hereto or in filings we make with the SEC, which are incorporated by reference into this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws, the forms of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

        Our authorized capital stock consists of 50,000,000 shares of Class A common stock, par value $0.01 per share, 20,000,000 shares of Class B common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock.

        Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

        Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. The holders of our common stock vote to elect our directors by a plurality of the votes cast. On all other matters other than those specified in our amended and restated certificate of incorporation and amended and restated by-laws, where a 66 2/3% vote of the then outstanding shares of our common stock is required, the affirmative vote of a majority in voting power of shares present at a meeting of the holders of our common stock is required.

  Class A Common Stock

        Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

        Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive our remaining assets available for distribution.

        Holders of shares of our Class A common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our Class A common stock. Subject to the transfer restrictions set forth in the Amended and Restated Limited Liability Company Agreement, certain of the owners of Adeptus Health LLC prior to the consummation of our initial public offering, which we collectively refer to as the Post-IPO Unit Holders, may exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends and reclassifications.

  Class B Common Stock

        Holders of shares of Class B common stock shall be entitled to one vote for each share of record on all matters submitted to a vote of stockholders.

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Adeptus Health Inc. However, if Adeptus Health LLC makes distributions to Adeptus Health Inc., the other holders of LLC Units, including the Post-IPO

Unit Holders, will be entitled to receive distributions pro rata in accordance with the percentages of their respective LLC Units.

        Holders of shares of our Class B common stock do not have preemptive, subscription or, except as described below, conversion rights. There are no redemption or sinking fund provisions applicable to our Class B common stock. Shares of Class B common stock will generally not be transferable other than in connection with an exchange of LLC Units for Class A common stock.

        Holders of shares of Class B common stock have the right to exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis.

Preferred Stock

        We do not currently have any preferred stock outstanding. However, our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock are available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption or repurchase rights and price or prices, if any, for shares of the series and any applicable restrictions;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of the series.

        We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares of Class A common stock over the market price of the shares of Class A common stock.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and Certain Provisions of Delaware Law.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super majority voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our amended and restated by-laws provide that special meetings of the stockholders may be called only by or at the direction of a majority of the board of directors, the chairman of our board of directors or chief executive officer. Our amended and restated by-laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

        Our amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated by-laws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

Amendment of By-laws

        Our amended and restated certificate of incorporation provides that the board of directors is expressly authorized to make, alter or repeal our amended and restated by-laws and that our stockholders may only amend our amended and restated by-laws with the approval of the majority of all of the outstanding shares of our capital stock entitled to vote.

No Cumulative Voting

        The General Corporation Law of the State of Delaware, or the DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Stockholder Action by Written Consent

        Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders of a company may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company's certificate of incorporation provides otherwise.

Delaware Anti-Takeover Statute

        We have opted out of Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period after the date of the transaction in which the person became an interested stockholder. These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company's board of directors.

        However, our amended and restated certificate of incorporation and by-laws provide that in the event Sterling Partners, a significant stockholder, ceases to beneficially own at least 5% of the total voting power of all the then outstanding shares of our capital stock, we will automatically become subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. If Section 203 were to apply to us, we expect that it would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Choice of Forum

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, the amended and restated certificate of incorporation and the amended and restated by-laws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Transfer Agent and Registrar

        Computershare Trust Company, N.A., is the transfer agent and registrar for our Class A common stock.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "ADPT."

 PLAN OF DISTRIBUTION

        We and/or one or more selling stockholders, if applicable, may sell the shares of Class A common stock covered by this prospectus in any of the following ways (or in any combination):

  •
  directly to one or more purchasers;

  •
  to or through underwriters or dealers; or

  •
  through agents.

        We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of shares of Class A common stock, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of Class A common stock underwritten or purchased by each of them;

  •
  the offering price of the shares of Class A common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

  •
  any options under which underwriters may purchase additional shares of Class A common stock from us and/or any selling stockholder.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the shares of Class A common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Pursuant to our registration rights agreement with our sponsor and certain other stockholders, we will pay certain registration expenses of such selling stockholders.

        We and/or any selling stockholders, if applicable, may distribute the Class A common stock from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed from time to time;

  •
  market prices prevailing at the time of sale;

  •
  prices relating to such prevailing market prices; or

  •
  negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered Class A common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares of Class A common stock, the Class A common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Class A common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares of Class A common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of Class A common stock if they purchase any of the shares of Class A common stock (other than any shares of Class A common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We and/or one or more selling stockholders may use underwriters with whom we and/or such selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, as required, naming the underwriter.

        We and/or one or more selling stockholders, if applicable, may sell the Class A common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the Class A common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in "at the market" offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of Class A common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers and agents that participate in the distribution of the Class A common stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the Class A common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        We and/or any selling stockholders may agree to indemnify an underwriter, dealer or agent against certain liabilities related to the selling of the Class A common stock, including liabilities arising under the Securities Act. Under our registration rights agreement with the Sponsors and certain other stockholders, we have agreed to indemnify certain selling stockholders against certain liabilities that may arise under the Securities Act.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of Class A common stock covered by this prospectus does not mean that any shares of Class A common stock will be offered or sold.

LEGAL MATTERS

        The validity of the Class A common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Adeptus Health Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

        On October 22, 2013, the board of directors engaged KPMG LLP, or KPMG, as the independent registered public accounting firm of First Choice ER, LLC and its consolidated subsidiaries. Concurrent with this appointment, we dismissed Grant Thornton LLP, or Grant Thornton, effective October 22, 2013. The decision to change our principal independent registered public accounting firm was approved by our audit committee. Grant Thornton's report on the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audit of the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the 2012 period audited by Grant Thornton through the replacement of Grant Thornton with KPMG.

        Neither we nor anyone acting on our behalf consulted with KPMG at any time prior to their retention by us with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of First Choice ER, LLC and its consolidated subsidiaries, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate certain information in this prospectus by reference to other documents that we file with them. This means that we can disclose information to you for purposes of this prospectus by referring you to other documents on file with the SEC. The information incorporated by reference is an important part of this prospectus.

        We incorporate in this prospectus by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed on May 1, 2015;

  •
  our Definitive Proxy Statement on Schedule 14A, filed on April 14, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

  •
  our Current Reports on Form 8-K filed on February 26, 2015, April 21, 2015, April 23, 2015, May 11, 2015, May 22, 2015 and June 19, 2015;

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 25, 2014, including all amendments and reports filed for the purpose of updating such description; and

  •
  all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents, at no cost, by writing or telephoning us at the following address:

Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Telephone: (972) 899-6666

        Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Report, are also available on our website at ir.adeptushealth.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

        You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock covered by this prospectus. This prospectus, filed as part of the registration statement, together with the information incorporated by reference herein, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Class A common stock, we refer you to the registration statement and to its exhibits and schedules. Statements made in or incorporated by reference herein about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as a result, file annual, quarterly and current reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above or inspect them without charge at the SEC's website.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses payable by the Registrant in connection with the offer and sale of the Class A common stock being registered hereby. All of such expenses are estimates, except for the Securities and Exchange Commission, or the SEC, registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and listing fee.

SEC registration fee	$	*
FINRA filing fee		**
Listing fee		**
Printing fees and expenses		**
Legal fees and expenses		**
Blue sky fees and expenses		**
Registrar and transfer agent fees		**
Accounting fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*
The Registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.    Indemnification of Directors and Officers.

        Adeptus Health Inc. is incorporated under the laws of Delaware.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our amended and restated certificate of incorporation will provide that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to our company or our stockholders;

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

  •
  any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated by-laws will provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

        We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

        See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

  (b)
  Financial Statement Schedules

        None.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Lewisville, Texas, on July 20, 2015.

Adeptus Health Inc.
By	/s/ THOMAS S. HALL
	Name:	Thomas S. Hall
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned directors and officers of Adeptus Health Inc. hereby constitute and appoint Thomas S. Hall, Graham B. Cherrington and Timothy L. Fielding and each of them, any of whom may act without joinder of the other, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on July 20, 2015.

Signature	Capacity

/s/ THOMAS S. HALL Thomas S. Hall	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ TIMOTHY L. FIELDING Timothy L. Fielding	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RICHARD COVERT Richard Covert	Vice-Chairman of the Board and Director
/s/ DANIEL W. ROSENBERG Daniel W. Rosenberg	Director

Signature	Capacity

/s/ GREGORY W. SCOTT Gregory W. Scott	Director
/s/ RONALD L. TAYLOR Ronald L. Taylor	Director
/s/ JEFFERY S. VENDER Jeffery S. Vender	Director
/s/ STEVEN V. NAPOLITANO Steven V. Napolitano	Director
/s/ STEPHEN M. MENGERT Stephen M. Mengert	Director

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Adeptus Health Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 001-36520) filed with the SEC on June 30, 2014).
3.2
Amended and Restated By-laws of Adeptus Health Inc., dated June 25, 2014 (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K (File No. 001-36520) filed with the SEC on June 30, 2014).
4.1
Stockholders' Agreement, dated as of June 25, 2014, among Adeptus Health Inc. and the other stockholders named therein (incorporated by reference to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K (File No. 001-36520) filed with the SEC on June 30, 2014).
5.1		Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Class A common stock.
16.1		Letter regarding change in certifying accountant.
23.1		Consent of KPMG LLP.
23.3		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 to this Registration Statement).
24.1		Power of Attorney (included on signature pages to this Registration Statement).

*
To be filed by amendment or included in a Current Report on Form 8-K.